IN THE UNITED STATES DISTRICT COURT

FOR THE DISTRICT OF ARIZONA

Robert T. Faber, acting in his personal capacity and derivatively on behalf of GoldSpring, Inc.; Les Cahan, acting in his personal capacity and derivatively on behalf of GoldSpring, Inc., Plaintiffs, vs. Stephen B. Parent, husband; Judith A. Parent, wife; Purnendu K. Rana Medhi, husband; Sara Rana Medhi, wife aka Jane Doe Rana Medhi; GoldSpring, Inc., a Florida corporation, Defendants.	No. CV 04-2960-PHX-EHC **ORDER GRANTING PRELIMINARY INJUNCTION**

This matter is before the Court after the Ninth Circuit reversed and remanded the preliminary injunction issued by this Court. The Ninth Circuit ordered that "[t]he preliminary injunction shall remain in place for a reasonable time not to exceed 90 days to allow the district court to conduct further proceedings consistent with this disposition." [Dkt. 141, p. 8]. The Ninth Circuit stated that during the 90-day period, "the district court may issue a new preliminary injunction if, after undertaking the required analysis and making the necessary findings, it deems such an injunction appropriate." [Dkt. 141, p. 7]. The Court below makes factual findings and conclusions of law related to the issuance of a new preliminary injunction based on alleged violations of Section 14(a) of the Securities Exchange Act of 1934, 15 U.S.C. § 78n.

Background

Plaintiffs Robert Faber and Les Cahan filed a Complaint alleging that Defendants Stephen Parent and Purnendu Rana Medhi and former Defendant Jerrie Gasch[1] unlawfully took control of GoldSpring, Inc., by soliciting more than ten proxies in support of certain Consent Resolutions without a publicly-filed written proxy statement.

Faber was the Chief Financial Officer (CFO) of GoldSpring, and Parent was the Chief Executive Officer (CEO) of GoldSpring until September 2004, when Parent resigned and Faber took his place as CEO. GoldSpring is an open pit mining operation incorporated in Florida and doing business in Arizona and elsewhere.

1. GoldSpring's Operations

The GoldSpring Board of Directors considered the need to raise capital in early 2004. On March 22, 2004, an agreement was executed between GoldSpring and the investment firm, Merriman Curhan Ford & Company. Pursuant to this agreement, Merriman invested $10,000,000 on behalf of certain investors in GoldSpring and received approximately 22,000,000 shares of the company, representing a 40 percent market discount. A condition of the agreement was that GoldSpring file an s1 statement[2] with the Securities and Exchange Commission (SEC) pursuant to 15 U.S.C. § 78l within 90 days of the date that the agreement was executed. A $200,000 monthly penalty would accrue against GoldSpring each month that the s1 statement was not filed after the expiration of the 90-day period.

During 2004, Faber became concerned about Parent's use of GoldSpring's credit and ATM cards. Faber testified that Parent, "had an ATM card, and during the months of July and August, Mr. Parent used the ATM card 14 times and 15 times respectively." [Dkt. 34, p. 17]. Faber testified that Parent charged a total of $125,000 to GoldSpring's credit card between January and August of 2004. Faber further testified that Parent did not submit

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[1] Jerrie Gasch and his wife were dismissed pursuant to a stipulation. [Dkt. 157].

[2] The filing of an s1 statement registers the stock under the owner's name and allows the owner to sell the shares.

expense vouchers in connection with his credit and ATM purchases. Faber discussed his concerns with the other members of the Board, and the Board considered filing a lawsuit against Parent on the basis of these allegations.

In August 2004, Parent was notified at home of a special shareholders meeting. Parent testified that he considered this to be an unusual occurrence and that he believed he might need legal representation. Parent testified that he issued a company check in the amount of $5,000 to Gust Rosenfeld PLC as a retainer for the firm's legal services.

Parent resigned as CEO of GoldSpring in September 2004, though he remained a member of the Board. On November 4, 2004, the Board voted to initiate litigation against Parent in connection with his alleged misappropriation of corporate funds. Parent did not participate in the vote. The Board gave a $250,000 retainer to Greenberg Traurig to represent GoldSpring in litigation against Parent. A lawsuit against Parent was filed in Maricopa County Superior Court on November 9, 2004. The Superior Court issued a Temporary Restraining Order (TRO) on December 1, 2004, prohibiting Parent and his wife from selling their shares and requiring GoldSpring to post an $8,000,000 bond.

A special meeting of the Board was called for November 30, 2004. The Board addressed the issue of a refinancing transaction with Merriman whereby the investors would return their GoldSpring shares to the company in exchange for convertible debentures. These debentures could be converted into GoldSpring stock at a price below market. The refinancing transaction was the result of Merriman's concern about its investment in GoldSpring. The s1 statement had not been filed, and the amount of the penalty was more than $1,000,000. The refinancing transaction included a provision allowing GoldSpring an additional 90 days to file the s1 statement. The Board voted in favor of the refinancing transaction and Merriman agreed to the arrangement. Parent dissented at the meeting and later in writing.

On December 7, 2004, Parent issued a written demand to GoldSpring's Secretary, requesting that GoldSpring give immediate notice of a special meeting of the stockholders

for a shareholder vote, allegedly on the issues of the refinancing transaction and the membership of the Board.

2. Parent's Takeover of GoldSpring

On December 9, 2004, before a meeting was called, Parent and several others representing a bare majority of the GoldSpring shareholders[3] adopted "Consent Resolutions in Lieu of a Special Meeting of the Shareholders" (Consent Resolutions) pursuant to Fla. Stat. § 607.0704 (allowing the required number of shareholders to act in writing and without a meeting). The Consent Resolutions removed seven of GoldSpring's Board members, leaving only Parent, Medhi and Gasch on the Board, rescinded all actions taken at the November 30, 2004 Board meeting, and barred the Board from completing the refinancing agreement with the Merriman investors. [Dkt. 15, ex. 5].

On December 10, 2004, the Parent Board, consisting of Parent, Medhi and Gasch, adopted "Directors' Consent Resolutions," which, *inter alia*, terminated the appointments of GoldSpring's existing officers, appointed Parent as GoldSpring's President, designated Parent the sole signing officer on GoldSpring's accounts, terminated Greenberg Traurig as counsel for GoldSpring in its litigation against Parent, authorized the Parent Board to appoint new counsel for GoldSpring, authorized the Parent Board to terminate any of GoldSpring's current employees, and authorized Parent to issue press releases on behalf of GoldSpring. [Dkt. 1, ex. 3].

That same day, Parent, accompanied by security officers, contacted Faber in GoldSpring's office and told him that he had been fired.

On December 14, 2004, Parent, Medhi and Gasch held a special meeting of the Board, with Parent presiding. The Parent Board adopted resolutions, including the following:

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[3] The Consent Resolutions were signed by Parent (individually and on behalf of Aztech Environmental Industries, Inc.), Parent's wife Judith (individually and on behalf of Jasmine House, LLC), George Poulos (on behalf of Aegean Capital Management), Ronald Haswell (individually and on behalf of Frontline 2001, LLC) and Rufus Pearl (on behalf of Jubilee Investment Trust).

designation of Parent, Medhi and their designees as the sole signing officers on GoldSpring's accounts, withdrawal of the sl statement then filed with the SEC, and termination of the law firm Greenberg Traurig, representing GoldSpring in its pending action against Parent. After terminating Greenberg Traurig, the Parent Board engaged Gust Rosenfeld to represent GoldSpring in its suit against Parent.[4] On December 22, 2004, Gust Rosenfeld and Ronan and Firestone, representing Parent, filed a Stipulation to Dismiss the case pending in state court against Parent. The Maricopa County Superior Court refused to dismiss the case pending further proceedings.

On December 16, 2004, Plaintiffs filed an action for a TRO in Maricopa County Superior Court, naming Parent, his wife, Gasch and Medhi as Defendants. The Superior Court denied the TRO pending an evidentiary hearing set for January 12, 2005.[5]

3. Litigation in this Court

On December 23, 2004 this Court granted Plaintiffs' Motion for a TRO and ordered Plaintiffs to post a $50,000 bond. The TRO enjoined Defendants from making any withdrawals from GoldSpring accounts, other than those necessary to the daily operations

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[4] The new Board issued a $250,000.00 retainer check to Gust Rosenfeld for its services.

After GoldSpring's Board was restored, Gust Rosenfeld returned $83,903.38 to GoldSpring along with a ledger accounting for the remaining $166,096.62 as follows:

1. $15,000 Steve G. Parent Refund
2. $6,000 Steve G. Parent Reimbursement
3. $20,805 Arizona Elite Security, Inc. Guard Services
4. $83.95 The Lock Doctor Parent-GoldSpring
5. $108,707.67 Gust Rosenfeld P.L.C. Fees & Costs
6. $10,000 Ronan & Firestone Retainer/Legal Services
7. $5000 Corporate Stock Transfer, Inc. Retainer-Outside Counsel
8. $500 Johnson, Fort, Meissner & Joseph Professional Services.

[Dkt. 100, ex. 1 (entry descriptions are given verbatim)]. These descriptions do not fully describe Gust Rosenfeld's expenditures. The Court will grant GoldSpring's Motion [dkt. 74] to the extent that Gust Rosenfeld shall provide a complete accounting.

[5] The parties informed the Court at a hearing on Tuesday, January 25, 2005 that the evidentiary hearing was vacated pending an Order from this Court.

of the business, rescinding any transactions approved by the Board before December 9, 2004, contracting or transferring property on behalf of GoldSpring, and issuing or transferring any stock or debentures. [Dkt. 7].

After an evidentiary hearing, the Court issued a preliminary injunction on February 15, 2005. The preliminary injunction stayed implementation of the Consent Resolutions, reinstated GoldSpring's Board as it existed before Parent's takeover, and ordered the reinstated Board to hold a special shareholders meeting to elect a Board and conduct other business as noticed for the meeting. [Dkt. 57]. On February 25, 2005, the Court amended the preliminary injunction so that the shareholders entitled to vote at the special shareholders meeting were those holding stock as of December 8, 2004 and ordered that no GoldSpring stock be issued pursuant to the refinancing agreement with the Merriman investors. [Dkt. 71]. On March 17, 2005, the Court amended the preliminary injunction, vacating the orders that the reinstated Board hold a special shareholders meeting and that no stock be issued with respect to the Merriman agreement. [Dkt. 89]. After those changes, the effect of the preliminary injunction was to stay the implementation of the Consent Resolutions and reinstate the Board as of December 10, 2004.[6]

4. Subsequent Events

GoldSpring held its annual shareholders meeting on October 26, 2005 in Carson City, Nevada. Shareholders were provided notice of the meeting and given the Preliminary Proxy Statement that GoldSpring had filed with the SEC. Parent was present and voted at the shareholders meeting. The shareholders elected a new Board, which does not include Parent, but includes Christopher Aguilar, Todd Brown, Stanley Hirschman, Bill Nance and Rex Outzen. [Dkt. 143, pp. 5-6]. Former Parent Board member Purnendu Rana Medhi

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[6] This is the preliminary injunction reviewed by the Ninth Circuit: "Defendants appeal from the district court's decision granting Plaintiffs a preliminary injunction that restored the board to its original composition." [Dkt. 141, p. 2].

resigned from the Board on April 13, 2005. [Dkt. 143, ex. 16]. The other Parent Board member, Jeri Gasch, renounced his support for Parent on April 19, 2005. [Dkt. 143, ex. 15].

On March 18, 2005, the reinstated Board, in compliance with the refinancing transaction approved by the Board, issued 4,243,791 shares of GoldSpring common stock to the Merriman investors. In April 2005, the reinstated Board issued 59,203,918 shares of GoldSpring restricted common stock to satisfy the liquidated damages GoldSpring owed the Merriman investors. As of February 28, 2006, there were 412,135,859 shares of GoldSpring stock outstanding, up from 192,859,611 shares outstanding on December 9, 2004. These changes have reduced the percentage of GoldSpring stock held by the signatories to Parent's Consent Resolutions from 50.8% on December 9, 2004 to 23.8% on February 28, 2006. [Dkts. 142, pp. 3-4; 152, p. 8].

Standard for Granting a Preliminary Injunction

A preliminary injunction is appropriate if the moving party demonstrates "either: (1) a likelihood of success on the merits and the possibility of irreparable injury; or (2) that serious questions going to the merits were raised and the balance of hardships tips sharply in [their] favor." Clear Channel Outdoor Inc. v. City of Los Angeles, 340 F.3d 810, 813 (9th Cir. 2003) (quoting Walczak v. EPL Prolong, Inc., 198 F.3d 725, 731 (9th Cir. 1999)). Serious questions are "questions which cannot be resolved one way or the other at the hearing on the injunction and as to which the court perceives a need to preserve the status quo." Gilder v. PGA Tour, Inc., 936 F.2d 417, 422 (9th Cir. 1991) (citation omitted). Serious questions do not require "a certainty of success, nor even [] a probability of success, but must involve a 'fair chance of success on the merits.'" Id. (citation omitted). "The district court is not required to make any binding findings of fact; it need only find probabilities that the necessary facts can be proved." Sierra On-Line, Inc. v. Phoenix Software, Inc., 739 F.2d 1415, 1423 (9th Cir. 1984).

Findings of Fact and Conclusions of Law

Section 14(a) of the Securities Exchange Act of 1934 provides that it is unlawful "to solicit any proxy or consent or authorization in respect of any security" in violation of the rules of the SEC. 15 U.S.C. § 78n(a). SEC Rule 14a-3 requires that a solicitation be accompanied by "a publicly-filed preliminary or definitive written proxy statement." 17 C.F.R. 240.14a-3(a). Parent admits that he did not provide a proxy statement when soliciting shareholder votes in support of the Consent Resolutions. [Dkt. 155, p. 6].

The proxy statement requirement, however, does not apply "where the total number of persons solicited is not more than ten." SEC Rule 14a-2(b)(2), 17 C.F.R. 240.14a-2(b)(2). Persons solicited are "voting entities or persons actually hold[ing] the voting rights for the shares being solicited." Crouch v. Prior, 905 F.Supp. 248, 257 (D. V.I. 1995) (granting preliminary injunction for violation of Section 14(a) by soliciting more than ten persons without a proxy statement).

The evidence in the record establishes serious questions as to whether Parent violated Section 14(a) by soliciting, without a proxy statement, more than ten persons in seeking support for the Consent Resolutions dated December 9, 2004.

Parent solicited the consent of Judy Parent, George Poulos, Ronald Haswell and Harry Pearl: "I then prepared the Consent Resolutions in Lieu of a Special Meeting of the Shareholders and submitted it to Judy [Judith Parent], [George] Poulos, [Ronald] Haswell, and [Harry] Pearl for signature." [Dkt. 15, p. 3 (parenthetical omitted)].

Parent incorrectly claims that his solicitation of his wife Judith Parent's consent is not a solicitation under SEC Rule 14a-2 because he and his wife jointly own Jasmine House, LLC, whose shares Judith Parent voted in favor of the Consent Resolutions. See 17 C.F.R. 240.14a-2(b)(2) (exempting a person's solicitation with respect to securities of which the person is the beneficial owner or which are carried in his name or the name of his nominee). Regardless of Parent's status in relation to the Jasmine House shares, the evidence is that Judith Parent separately owned stock she voted in support of the Consent Resolutions.

On December 9, 2004, Parent sent an e-mail to his securities counsel, William McDonald, requesting the preparation of a proxy for "Judy Parent- certificate # 662-7 for 1,440,000 shares." [Dkt. 143, ex. 5]. Judith Parent voted those shares in support of the Consent Resolutions. [Dkt. 15, ex. 5]. There is evidence, therefore, that Parent solicited the support of shares whose voting rights were held solely by Judith Parent. See Crouch, 905 F.Supp. at 257 (because defendant's wife separately owned shares she was included in the total counted under SEC Rule 14a-2).

Parent sent a letter regarding "Jubilee Investment Trust- Immediate Proxy Request" to David Pearl on December 9, 2004. [Dkt. 143, ex. 3]. Parent also sent an e-mail to David Pearl that same day seeking his proxy. [Dkt. 143, ex. 3].

Rufus Pearl signed the Consent Resolutions on behalf of Jubilee Investments. [Dkt. 15, ex. 5]. Parent sent two e-mails to Rufus Pearl on December 9, 2004 requesting his signature on the consent resolutions. [Dkt. 143, exs. 3 & 4].

Parent claims that his solicitation of David Pearl's consent and Harry Pearl's consent are not solicitations under SEC Rule 14a-2 because only Rufus Pearl- not David Pearl or Harry Pearl- had the authority to vote the shares held by Jubilee Investment Trust. Rufus Pearl's position with Jubilee Investment Trust, Assistant Investment Director [dkt. 15, ex. 5], reflects he did not have sole authority to vote the shares. Parent's solicitation of David Pearl and Harry Pearl further demonstrates that their consent was necessary to vote the shares held by Jubilee Investment Trust.

Jeri Gasch met with Parent on December 8, 2004. Parent asked Jeri Gasch, who was then on the Board, to remain on the Board after the takeover and to vote his shares of GoldSpring in support of the Consent Resolutions. [Dkt. 143, ex. 6]. On December 12, 2004, Jeri Gasch faxed Parent a letter voting his shares in support of the Consent Resolutions. [Dkt. 143, ex. 9].

Parent asked Jeri Gasch to solicit shareholders to vote in support of the Consent Resolutions. Jeri Gasch asked Harold Grice and Jim Brendle to do so. [Dkt. 143, ex. 6].

Between December 10, 2004 and December 16, 2004, Parent received faxed votes in support of the Consent Resolutions from GoldSpring shareholders Walter Plummer [dkt. 143, ex. 7], Scott Jolcover [dkt. 143, ex. 8], Harold Grice [dkt. 143, ex. 10], David Salari [dkt. 143, ex. 11] and Ed Van Weelden [dkt. 143, ex. 12]. On January 4, 2005, Scott Jolcover sent an e-mail stating that "Parent contacted me after the resolutions had passed... on or about Saturday December 11th, 2005. [Dkt. 143, ex. 8]. Excluding the fax received from Scott Jolcover, the faxes sent to Parent in the days immediately following the Consent Resolutions raises serious questions whether Parent solicited votes in support of the Consent Resolutions from the shares of Walter Plummer, Harold Grice, David Salari and Ed Van Weelden.

Ed Van Weelden's fax to Parent stated that "The Van Weelden Family with our 630,00 shares of Goldspring Stock vote in support of the Majority Consent Resolution dated 12/09/2004." [Dkt. 143, ex. 12]. At the preliminary injunction hearing, Parent answered "Yeah" to the question "would you agree with Mr. Faber's testimony that there are at least four family member shareholders who would vote the Van Weelden family shares?". [Dkt. 34, p. 118].

At the December 8, 2004 meeting between Parent and Jeri Gasch, Parent stated that Purnendu Rana Medhi would remain on the Board after the takeover. [Dkt. 143, ex. 9]. That statement indicates that Parent may have discussed the takeover with Purnendu Rana Medhi, a GoldSpring shareholder. These circumstances raise a serious question as to whether Parent solicited Purnendu Rana Medhi's shares in support of the Consent Resolutions.

Parent testified at the preliminary injunction hearing that he only contacted Judith Parent, George Poulos, Ronald Haswell and Harry Pearl for their support of the Consent Resolutions. [Dkt. 34, pp. 91-92]. That testimony is contradicted by documents in the record before the Court. For instance, on December 9, 2004, Parent sent a letter titled

"Immediate Proxy Request" and an e-mail [dkt. 143, ex. 3] to David Pearl, who signed the Consent Resolutions. The letter to David Pearl stated as follows:

> There are approximately 92 million GSPS[7] shares still left of the 99 million issued to the Ecovery[8] shareholders. These are held by over 100 shareholders all over the world. I intend to pursue their votes also and can be assured of these votes, but it could take more than a month to gather, which could be too late.

[Dkt. 143, ex. 3]. The e-mail to David Pearl stated as follows:

> In addition to your proxy which allows our immediate action, I want to confirm to yourselves (sic) that I will continue to pursue the 92 million plus shares held by former Ecovery shareholders to get us 131 million total votes out of 171 million. It just takes too much time to get them organized.

[Dkt. 143, ex. 3]. That same day, Parent sent two e-mails to Rufus Pearl, requesting his signature on the consent resolutions. [Dkt. 143, exs. 3 & 4]. The Court finds that Parent's testimony regarding the number of proxy solicitations is not credible.

Based on this record there are serious questions whether Parent solicited, without a proxy statement, the proxies of shares held by more than ten persons, including: (1) Judith Parent, (2) George Poulos, (3) Ronald Haswell, (4) Harry Pearl, (5) David Pearl, (6) Rufus Pearl, (7) Jeri Gasch, (8) Harold Grice (9) Jim Brendle, (10) Walter Plummer, (11) David Salari, (12) Purnendu Rana Medhi, (13) Ed Van Weelden, and (14-16) the three other members of the Val Weelden family who voted the family's GoldSpring stock.

The balance of hardships tips decidedly in Plaintiffs' favor. Allowing the implementation of the Consent Resolutions would give control of GoldSpring to Parent and potentially invalidate the actions of the reinstated Board, causing GoldSpring to suffer damages, including damages related to the Merriman transaction. Irreparable injury could have occurred to GoldSpring and its shareholders and investors if Defendants were

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[7] GSPS appears to be a typographical error. GoldSpring shares are publicly traded under the symbol GSPG. [Dkt. 1, p. 2].

[8] In March 2003, GoldSpring purchased Ecovery's assets. In exchange, Ecovery shareholders received GoldSpring common stock. Parent was the chief executive officer, chairman of the board and largest holder of Ecovery shares. [Dkts. 1, pp. 5-6; 56, p. 2].

permitted to takeover and manage the corporation.[9] There is substantial evidence of Parent's wrongdoing in his former position as CEO of GoldSpring, namely his misappropriation of corporate assets for his personal use. The Board's conduct during the time Parent was in control demonstrates the hardships to GoldSpring that would result in the absence of a preliminary injunction. During the time Parent controlled GoldSpring, the Board refused to honor the Merriman transaction, resulting in a liability of approximately $7 million to Merriman investors. [Dkts. 142, pp. 3-4; 144, p. 12]. On December 21, 2004, the Board controlled by Parent withdrew the s1 statement resulting in $888,052 in liquidated damages owing to the Merriman investors. [Dkts. 142, p. 4; 152, ex. 3, p. 9].

GoldSpring would incur further damages to the Merriman investors if the actions of the reinstated Board were invalidated.[10] The reinstated Board ended the $200,000 monthly penalty GoldSpring was incurring to the Merriman investors by filing a new s1 statement in April 2005, which earned SEC approval on October 6, 2005. [Dkts. 142, p. 4; 152, ex. 3, p. 9]. The reinstated Board satisfied the liquidated damages owing to the Merriman investors by issuing them 59,203,918 shares of GoldSpring restricted common stock in April 2005.

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[9] The Court notes the Amended Information Statement that Defendants filed with the SEC on December 27, 2004. This Statement failed to include information regarding the current litigation and this Court's issuance of a TRO in favor of Plaintiffs and against Defendants, as well as other circumstances relevant to SEC consideration.

[10] The Ninth Circuit instructed the Court to consider the affect a new preliminary injunction- or its absence- would have on the reinstated Board's actions relating to the Merriman investors:

> We note that the Merriman Investors have been allowed during the pendency of this appeal to convert their promissory notes into stock and to acquire additional equity based on the district court's March 17, 2005, order. The validity of this order depended on the now-vacated preliminary injunction. If, after further proceedings, the district court does not order a new preliminary injunction, we leave it to the district court to restore, as near as possible, the situation that would have existed if the preliminary injunction had never been granted."

[Dkt. 141, p. 8].

The reinstated Board avoided further liability to the Merriman investors by complying with the terms of the refinancing transaction, issuing 4,243,791 shares of common stock to those Merriman investors that timely requested the conversion of their promissory notes. [Dkts. 142, pp. 3-4; 152, p. 8]. Giving Parent control of GoldSpring risks incurring further liabilities to the Merriman investors, resulting in further damage to GoldSpring, or even its bankruptcy.

The Court finds that "serious questions going to the merits [have been] raised and [that] the balance of hardships tips sharply in [Plaintiffs'] favor." Clear Channel, 340 F.3d at 813. The Court, therefore, will issue a preliminary injunction staying the implementation of the Consent Resolutions.[11]

Accordingly,

IT IS ORDERED entering a preliminary injunction in favor of Plaintiff; the implementation of the Consent Resolutions passed on December 9, 2004 is **STAYED**.

IT IS FURTHER ORDERED that Defendants' Motion [dkt. 98] for an Order removing Robert Faber, John Cook, Leslie Cahn, Todd Brown, Christopher Aguilar, Stanley Hirschman and Phillip Pearce from the Board of Directors of Defendant GoldSpring is **DENIED**.

IT IS FURTHER ORDERED that GoldSpring's Motion for an Order [dkt. 74] is **GRANTED** to the extent that Gust Rosenfeld PLC shall provide, by May 19, 2006, a detailed

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[11] Parent filed a Motion [dkt. 98] for an Order removing seven members from the Board, pursuant to a second "Consent in Lieu of a Special Meeting of the Shareholders" [dkt. 98, ex. 1], which is dated March 18, 2005 and purports to remove the same seven directors as the December 2004 Consent Resolutions. Parent argues the March 2005 Consent Resolutions are valid because "Parent solicited the vote of not more than ten shareholders." [Dkt. 98, ex. 2]. Plaintiff's solicitation of the March 2005 Consent Resolutions cannot sensibly be separated from his solicitation of the December 2004 Consent Resolutions because of the brief time period separating the solicitations and their identical effect: removing seven Board members and leaving Parent in control of GoldSpring. The Court will deny Plaintiff's Motion for an Order removing the seven Board members.

accounting of the unused portion of the retainer, namely $166,096.62, given to Gust Rosenfeld PLC by GoldSpring.

DATED this 18th day of April, 2006.

Earl H. Carroll

Earl H. Carroll
United States District Judge